Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of August 2000
                    Distribution Date of September 15, 2000
                            Servicer Certificate #35

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $113,931,125.06
Beginning Pool Factor                                        0.2278648

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,185,050.66
     Interest Collected                                    $888,569.95

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $373,109.34
Total Additional Deposits                                  $373,109.34

Repos / Chargeoffs                                         $279,343.82
Aggregate Number of Notes Charged Off                              164

Total Available Funds                                    $8,201,481.73

Ending Pool Balance                                    $106,711,978.80
Ending Pool Factor                                           0.2134264

Servicing Fee                                               $94,942.60

Repayment of Servicer Advances                             $245,248.22

Reserve Account:
     Beginning Balance  (see Memo Item)                 $11,735,167.06
     Target Percentage                                          10.00%
     Target Balance                                     $10,671,197.88
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                ($1,063,969.18)
     Ending Balance                                     $10,671,197.88

Current Weighted Average APR:                                   9.469%
Current Weighted Average Remaining Term (months):                21.99

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days         $1,201,846.30       975
                                 31 - 60 days          $437,467.30       284
                                 60+  days             $230,351.21        90

     Total:                                          $1,869,664.81     1,004

     Balances:                   60+  days           $2,152,948.27        90

Memo Item - Reserve Account
     Prior Month                                    $11,393,112.51
+    Invest. Income                                     $52,800.08
+    Excess Serv.                                      $289,254.47
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,735,167.06

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of August 2000

                                                                                      NOTES
                                                  (Money Market)
                                      TOTAL         CLASS A - 1     CLASS A - 2      CLASS A - 3     CLASS A - 4      CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
  Distribution Percentages                                  0.00%           0.00%            0.00%           96.50%           3.50%
  Coupon                                                   5.722%          5.956%           6.200%           6.300%          6.300%

Beginning Pool Balance           $113,931,125.06
Ending Pool Balance              $106,711,978.80

Collected Principal                $6,939,802.44
Collected Interest                   $888,569.95
Charge - Offs                        $279,343.82
Liquidation Proceeds/Recoveries      $373,109.34
Servicing                             $94,942.60
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $8,106,539.13

Beginning Balance                $113,931,125.06            $0.00           $0.00            $0.00  $109,943,535.72   $3,987,589.34

Interest Due                         $598,138.40            $0.00           $0.00            $0.00      $577,203.56      $20,934.84
Interest Paid                        $598,138.40            $0.00           $0.00            $0.00      $577,203.56      $20,934.84
Principal Due                      $7,219,146.26            $0.00           $0.00            $0.00    $6,966,476.14     $252,670.12
Principal Paid                     $7,219,146.26            $0.00           $0.00            $0.00    $6,966,476.14     $252,670.12

Ending Balance                   $106,711,978.80            $0.00           $0.00            $0.00  $102,977,059.58   $3,734,919.22
Note / Certificate Pool Factor                             0.0000          0.0000           0.0000           0.6888          0.2134
   (Ending Balance / Original Pool Amount)
Total Distributions                $7,817,284.66            $0.00           $0.00            $0.00    $7,543,679.70     $273,604.96

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $289,254.47
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $11,735,167.06
(Release) / Draw                  ($1,063,969.18)
Ending Reserve Acct Balance       $10,671,197.88

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                    3                  2                   1
                                  Apr-00              May-00               Jun-00             Jul-00              Aug-00
Beginning Pool Balance       $146,030,527.11     $139,181,258.34      $130,574,325.90     $121,353,112.10     $113,931,125.06

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $773,350.36         $395,951.85          $129,672.74         $226,944.76         $279,343.82
    Recoveries                   $758,588.45         $867,393.52          $466,477.32         $978,356.69         $373,109.34

Total Charged Off (Months 5, 4, 3)                 $1,298,974.95
Total Recoveries (Months 3, 2, 1)                  $1,817,943.35
Net Loss / (Recoveries) for 3 Mos                   ($518,968.40)(a)

Total Balance (Months 5, 4, 3)                   $415,786,111.35 (b)

Loss Ratio Annualized  [(a/b) * (12)]                  -1.49779%

Trigger:  Is Ratio > 1.5%                                     No
                                                                           Jun-00             Jul-00              Aug-00

B)   Delinquency Trigger:                                               $2,737,949.64       $3,298,086.07       $2,152,948.27
     Balance delinquency 60+ days                                            2.09685%            2.71776%            1.88969%
     As % of Beginning Pool Balance                                          2.05946%            2.31754%            2.23477%
     Three Month Average

Trigger:  Is Average > 2.0%                                  Yes

C)   Noteholders Percent Trigger:                       2.13426%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer